Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 73 to the Registration Statement (Form N-1A, No. 033-23166) of Morgan Stanley Institutional Fund, Inc. and to the incorporation by reference of our reports dated February 20, 2007 on the Active International Allocation Portfolio, Emerging Markets Portfolio, Global Franchise Portfolio, Global Real Estate Portfolio, Global Value Equity Portfolio, International Equity Portfolio, International Growth Equity Portfolio, International Magnum Portfolio, International Real Estate Portfolio, International Small Cap Portfolio, Focus Equity Portfolio, Large Cap Relative Value Portfolio, Small Company Growth Portfolio, Systematic Active Large Cap Core Portfolio, Systematic Active Small Cap Core Portfolio, Systematic Active Small Cap Growth Portfolio, Systematic Small Cap Value Portfolio, U.S. Large Cap Growth Portfolio, U.S. Real Estate Portfolio and Emerging Markets Debt Portfolio (twenty of the portfolios comprising Morgan Stanley Institutional Fund, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2006.

Boston, Massachusetts

December 17, 2007